Exhibit 10.35

FIRST AMENDMENT TO EMPLOYMENT, NON-COMPETITION

AND PROPRIETARY RIGHTS AGREEMENT

This First Amendment (“Amendment”) dated as of July 15, 2009 amends that certain Employment, Non-Competition and Proprietary Agreement (the “Agreement”) effective as of the July 15, 2008 by and between VITACOST.COM, INC., a Delaware corporation (the “Company”), and WAYNE GORSEK (the “Employee”). Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Agreement.

RECITALS:

A. The Company has filed an S-1/A Registration Statement with the Securities & Exchange Commission in order to effect a public offering of certain shares of its Common Stock (the “IPO”). The Company has requested that Employee agree to sell a minimum amount of his shares and extend the lock up of his shares of Common Stock in the Company in order to ensure that the Company will be able to effect the requirements of the IPO, and Employee is willing to do so, subject to the undertakings below to provide adequate protections to Employee under certain circumstances, all subject to the terms set forth

NOW, THEREFORE, in consideration of the foregoing and the agreements, covenants and conditions set forth herein, the Employee and the Company hereby agree that the Agreement is amended as follows:

1. Employment. The following sentences are added at the end of Section 1.1:

Employee agrees to use his best efforts to take all steps reasonably practicable to assist the Company in effecting the closing of its initial public offering of Common Stock (the “IPO”) on or before October 31, 2009. The IPO will be deemed “Completed” if and only if during the term of this Agreement the Company effects the IPO on or before October 31, 2009 and Employee is a selling shareholder in the IPO and sells a sufficient amount of his shares of Common Stock of the Company so that following such sale Employee owns less than 20% of the issued and outstanding capital stock of the Company after giving effect to the IPO.

2. Term. Section 2.1 of the Agreement is amended and restated in its entirety as follows:

2.1 Term. The term of employment under this Agreement shall be from the date of this Agreement through December 31, 2010 (such term of employment, as it may be extended or terminated, is herein referred to as the “Employment Term”), which Employment Term shall automatically renew for additional one (1) year periods unless terminated by Employee or the Company by written notice not less than thirty (30) days prior to expiration of the then-current term.

3. Sections 2.4(c) of the Agreement is amended by adding the following paragraph at the end thereof:

(c) Notwithstanding anything to the contrary contained in this Section 2.4(c), in the event the IPO is not Completed during the term of Employee’s employment and Employee’s employment is terminated without cause prior to December 31, 2010, then Employee shall be entitled to severance compensation equal the greater of: (i) the severance compensation set forth above in this Section 2.4(c) or (ii) his Base Salary (paid in the ordinary course of payroll practice) for the remainder of the period from the date of termination of employment through December 31, 2010, plus the portion of Employee’s bonus earned, if any through the date of termination of employment based on the percentage of the calendar year through the date of termination of employment, multiplied by the bonus earned by Employee in the immediately preceding calendar year (to be paid in a lump sum within 30 days following termination of employment. In addition: (i) the Company agrees that at no time prior to the IPO will the Company reduce Employee’s Base Salary below its present level; and (ii) Employee agrees that in the event that the IPO is Completed, Employee’s Base Salary shall be reduced effective as of the date the IPO is Completed to $1 per annum, or such other amount as is mutually agreeable to Employee and the Company, but in no event greater than the level of base salary paid by the Company to employees at the level of vice president or the maximum amount permitted by Nasdaq as a condition to the listing of the Company’s Common Stock on Nasdaq, whichever is less.

IN WITNESS WHEREOF the undersigned have executed this First Amendment as of the date first set forth above.

COMPANY:		EMPLOYEE:

VITACOST.COM, INC.
/s/ Wayne Gorsek
WAYNE GORSEK

By:	/s/ Ira Kerker
	Ira Kerker, CEO	Address:
Address:

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